Exhibit 99.1

Collar #50

TO:	The Cheesecake Factory Incorporated
26950 Agoura Road
Calabasas Hills CA 91301

Contact:	Sharon Drabeck

RE:	INTEREST RATE PROTECTION AGREEMENT

DATE:	March 5, 2008

Dear Ms. Drabeck,

The purpose of this letter is to confirm the terms and conditions of the Derivative Transaction entered into between us on the Trade Date specified below (the “Specified Transaction”).  This letter agreement constitutes a “Confirmation” as referred to in the 1992 ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association - ISDA) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

Each party will make payment specified in the Confirmation as being payable by it, no later than the due date for value on that date in the place of the account specified below, in freely transferable funds and in the manner customary for payment in the required currency.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated, February 28, 2008, and Schedule dated as of, February 28, 2008, and as amended and supplemented from time to time (the “Master Agreement”), between you and us.  All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Rate Protection Transaction to which this Confirmation relates are as follows:

TYPE OF TRANSACTION:	Interest Rate Collar

NOTIONAL AMOUNT:	$100,000,000.00

TRADE DATE:	March 5, 2008

EFFECTIVE DATE:	March 5, 2008

TERMINATION DATE:	April 3, 2012

FLOOR PAYMENT AMOUNTS:

FLOOR RATE PAYER (Seller):	The Cheesecake Factory Incorporated

FLOOR PREMIUM:	None

FLOOR STRIKE RATE:	2.54%

FLOOR RATE OPTION:	USD-LIBOR-BBA

DESIGNATED MATURITY:	Three (3) Month

SPREAD:	N/A

FLOOR RATE DAY COUNT FRACTION:	Actual/360

RESET DATES:	Two (2) London Business days prior to the first day of each calculation period.

FLOOR SETTLEMENT DATES:

The fifth calendar day of each March, June, September, and December, commencing June 5, 2008, to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

COMPOUNDING:	Not Applicable

CALCULATION AGENT:	Bank of the West

BUSINESS DAY CENTERS:	New York

ROUNDING CONVENTION:	The simple arithmetic mean of rates expressed as a percentage rounded to five decimal places.

CAP PAYMENT AMOUNTS:

CAP RATE PAYER (Seller):	Bank of the West

CAP PREMIUM:	None

CAP STRIKE RATE:	4.50%

CAP RATE OPTION:	USD-LIBOR-BBA

DESIGNATED MATURITY:	Three (3) Month

SPREAD:	None

CAP RATE DAY COUNT FRACTION:	Actual/360

RESET DATES:	Two (2) London Business days prior to the first day of each calculation period.

CAP SETTLEMENT DATES:

The fifth calendar day of each March, June, September, and December, commencing June 5, 2008, to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

COMPOUNDING:	Not Applicable

CALCULATION AGENT:	Bank of the West

BUSINESS DAY CENTERS:	New York

ROUNDING CONVENTION:	The simple arithmetic mean of rates expressed as a percentage rounded to five decimal places.

BANK OF THE WEST
PAYMENT INSTRUCTIONS:	Bank of the West will debit The Cheesecake Factory Incorporated by ACH account# (TBD) for any resulting payments due from the customer.

THE CHEESECAKE FACTORY INCORPORATED
PAYMENT INSTRUCTIONS:	Bank of the West will credit Cheesecake Factory Incorporated by ACH account# (TBD) for any resulting payments due to the customer.

Each party represents to the other party on the date hereof that (absent a written agreement between the parties that expressly imposes affirmative obligation to the contrary for this transaction):

(A) Non Reliance.  It has made its own independent decision to enter into this transaction, is acting at arm’s length for its own account, and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding this transaction.

(b) Evaluation and understanding.  It has the capability to evaluate and understand (on its own behalf or through independent professional advice), and does understand, the terms, conditions and risks of this transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks.

Each party hereby agrees to make payments to the other in accordance with this Confirmation and the Master Agreement.  Please confirm your Agreement to be bound by the terms of the foregoing by executing this Confirmation and returning it to:

Bank of the West - Capital Markets

Attention: Brandi Hairston

300 S. Grand Ave., SC-CAL-07-D

Los Angeles, CA  90071

Telephone number (213) 972-0547

We are very pleased to have executed this Interest Rate Collar Transaction with The Cheesecake Factory Incorporated

Confirmed as of the

date first above written:

For and on behalf of:
BANK OF THE WEST

By:	/s/ Robert Thomas
Name: Robert Thomas
Title: VP & Capital Markets Planning and Compliance Manager

For and on behalf of:
THE CHEESECAKE FACTORY INCORPORATED

By:	/s/ Michael J. Dixon
Name: Michael J. Dixon
Title: SVP, Finance, Chief Financial Officer